Commission File No. 0-25492







SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549


____________________



Exhibits

to

Form 10-K

ANNUAL REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES ACT OF 1934


____________________


IPC Information Systems, Inc.
(Exact name of registrant as specified in its charter)


____________________



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Exhibit Index

Exhibit                                                         Sequential
   No.   	                    Exhibit Title			  Page Number
 *3.1		Restated Certificate of Incorporation.

  *3.2		Amended and Restated Bylaws of Registrant.

  *4.1		Specimen Common Stock of the Registrant.

*10.2		Employment Agreement, dated May 9, 1994,
              between the Registrant and Richard
              P. Kleinknecht.

**10.2.1	Letter Agreement, dated October 17, 1995
              by and between the Registrant and Richard
              P. Kleinknecht amending the Employment
              Agreement, dated May 9, 1994 by and between
		the Registrant and Richard P. Kleinknecht.

 *10.3		Employment Agreement, dated May 9, 1994,
              between the Registrant and Peter J. Kleinknecht.

**10.3.1	Letter Agreement, dated October 17, 1995 by
              and between the Registrant and Peter J.
              Kleinknecht amending the Employment Agreement, dated May 9, 1994 by and between the Registrant and Peter J. Kleinknecht.

*10.4		Employment Agreement, dated August 29, 1994,
              between the Registrant and Jeffrey M. Gill.


**10.4.1	Letter Agreement, dated October 17, 1995 by
              and between the Registrant and Jeffrey M. Gill amending the Employment Agreement, dated August 29, 1994 by and between the Registrant and Jeffrey M. Gill.

*10.13		Registration Rights Agreement between the
              Registrant and Richard P. Kleinknecht and
              Peter J. Kleinknecht.

**10.14	Employment Agreement, dated as of October 17,
              1995, by and between the Registrant and
              Stephen T. Clontz.

  21.3	Subsidiaries of the Registrant .				1

  23		Consent of Coopers & Lybrand L.L.P.       		2

  27 		Financial Data Schedule (for SEC use).                3


  *  Previously filed as an exhibit to the Registrant's
     Registration on Form S-1 (No. 33-78754) or Amendment
     No.1, Amendment No. 2, or Amendment No. 3 to the
     Registration Statement, and incorporated herein by reference.

 ** Filed as an Exhibit to the Registrant's Report on Form 8-K, filed November 30,1995 and incorporated herein by reference.






Exhibit 21.3








Exhibit 21.3


Subsidiaries of the Registrant


HNG Corp., a Delaware corporation
RIE Corp., a Delaware corporation
IPC Information Systems, a United Kingdom unlimited liability corporation IPC Information Systems Canada, Inc., a Canadian federal corporation
IPC Information Systems Far East, Inc., a Delaware corporation
IPC Bridge, Inc., a New York corporation
International Exchange Networks, Ltd. a Delaware corporation (80% owned) International Exchange NetworksCorp., a Delaware corporation International Exchange Networks (Hong Kong) Ltd., a Hong Kong limited liability corporation

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Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8(File Nos. 33-93134, 33-93135 and 33-93136)
of our report dated December 11, 1996, on our audits of the consolidated and combined financial statements and financial statement schedule of IPC Information Systems, Inc., which report is included in this Annual Report on Form 10-K for the fiscal year 1996.



/s/ COOPER & LYBRAND L.L.P.

New York, New York
December 26, 1996